UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2015

OxySure Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54137	71-0960725
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600

Frisco, TX 75033

(Address of Principal Executive Offices)

(972) 294-6450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 7.01	Regulation FD Disclosure.

On November 3, 2015, OxySure Systems, Inc. (the “Company”) issued a press release announcing that it filed a lawsuit in the Texas District Court in Collin County, Texas, against TEGNA Inc., WFAA T.V. Channel 8, Jobin Panicker, a reporter for WFAA T.V., The Redwine Law Firm PLLC (the “Redwine Law Firm”), and Symone Redwine, an attorney at the Redwine Law Firm (“Redwine,” and together with the Redwine Law Firm, the “Redwine Defendants”). The Company filed the lawsuit seeking declaratory relief against the defendants for publicly making false statements about the OxySure Model 615 in which they falsely and fraudulently attempted to fabricate a link between the product and the December 2013 death of Meaghan Levy (“Ms. Levy”). The lawsuit further alleges tortious interference against the Redwine Defendants and seeks damages in excess of $1 million. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

In a separate case, the Redwine Defendants represent Jolandi Nicole Kennedy and Marvin Levy, individually and as representatives of the estate of Ms. Levy, in a lawsuit filed against the Company in the District Court in Collin County, Texas, on October 19, 2015. The lawsuit seeks an unspecified amount of damages for the injuries suffered by Ms. Levy prior to her death and for the alleged wrongful death of Ms. Levy. The plaintiffs in this case allege that the OxySure Model 615 contributed to Ms. Levy’s death in December 2013. The allegation is contrary to the conclusion of the Collin County Medical Examiner’s autopsy report, which stated that Ms. Levy “died as a result of asphyxia resulting from an obstruction of her airway by a push pin.” The allegation also contradicts the findings of two separate investigations conducted by the Frisco Police Department and the school district in which Ms. Levy’s school was located, both concluding that the passing of Ms. Levy was an accident. We believe this lawsuit is misguided, baseless, is contrary to all available factual, medical or scientific evidence and has no merit, and we intend to vigorously defend the Company’s good name and reputation.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press Release, dated November 3, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2015	OxySure Systems, Inc.

	By:	/s/ Julian T. Ross
	Name:	Julian T. Ross
	Title:	Chairman, Chief Executive Officer, President, and Chief Financial Officer

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